SOUTHWESTERN ELECTRIC POWER COMPANY       Exhibit 1
                           P.O. BOX 21106, SHREVEPORT, LA  71156     Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

JULY 1995


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    289       PSO   255


B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO


    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $116,300.89
1860.4018  Stores Salvage - SWEPCO                         ($23,065.36)
1860.4101  Direct Labor to SWEPCO Coal Cars                 $25,047.82
1860.4104  Direct Labor to Rework SWEPCO Material            $7,721.13
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213 Employee Fringe Benefits - Direct Labor - SWEPCO $6,854.35 1860.4230 Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO $2,624.27
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $66,026.42
1860.4272  Switching Fees - SWEPCO                           $4,109.32
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                   $226,419.84


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                         $118,389.32
1860.4015  Inventory Carrying Charges - PSO                           $3,043.19
1860.4019  Stores Salvage - PSO                                     ($50,961.20)
1860.4102  Direct Labor to PSO Coal Cars                             $20,233.07
1860.4103  Direct Labor to Rework PSO Material                        $8,617.07
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $6,034.77
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO             $2,310.39
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                      $21,000.91
1860.4273  Switching Fees - PSO                                       $4,660.35
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                $133,430.87

                                                                     Exhibit 1
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                        $2,044.28
1860.4011  Small Tools                            $231.08
1860.4012  Facility Maintenance - Material      $1,906.02
1860.4013  Sale of Scrap (Cr.)                      $0.00
1860.4016  Switch Engine Operation and
             Maintenance                        $2,281.34
1860.4017  Equipment Operation and Maintenance  $1,915.00
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $9,866.71
1860.4111  Clerical                             $4,554.77
1860.4112  Training and Safety                  $5,448.60
1860.4113  General Shop Labor                  $29,771.73
1860.4114  Facility Maintenance - Labor        $23,247.00
1860.4116  Switch Engine Operation and
             Maintenance                       $11,866.12
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,242.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $2,092.78
1860.4210  Employee Activities                      $0.00
1860.4211  Employee Expenses                      $947.74
1860.4212  Employee Fringe Benefits            $18,417.04
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $302.61
1860.4225  Maintenance of Facilities
             (Contracted)                       $1,072.50
1860.4226  Office Supplies and Expenses           $632.81
1860.4232  Payroll Taxes (FICA & UC) - Other    $6,902.34
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                              $9,628.42
1860.4235  Utilities - Telephone                  $563.82
1860.4236  Vehicle Expense                        $180.16
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                            $0.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.01
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 53.18%  PSO    46.82%         $171,940.28
                                                            $91,437.84
                                                                     $80,502.44


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $5,092.26


                     TOTAL COSTS FOR THE MONTH             $317,857.68
                                                                    $219,025.57

                                                                     Exhibit 1
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $32,768.95   53.18 %   SWEPCO

102, 103 Direct Labor PSO    $28,850.14   46.82 %   PSO

         Total Direct Labor  $61,619.09  100.00 %